Exhibit 99.1

N E W S  R E L E A S E

Contact:	Edmund E. Kroll
Senior Vice President, Finance & Investor Relations
(212) 759-0382

Eric R. Slusser
Executive Vice President and Chief Financial Officer
(314) 725-4477

FOR IMMEDIATE RELEASE

CENTENE CORPORATION REPORTS 2007 FOURTH QUARTER RESULTS

ST. LOUIS, MISSOURI (February 8, 2008) -- Centene Corporation (NYSE: CNC) today announced its financial results for the quarter and year ended December 31, 2007.  The results exclude the benefit of the July 1 through December 31, 2007 period rate increase for Georgia which was in our previous guidance and will now be recognized in the first quarter of 2008.  Our updated guidance disclosed later in this press release reflects this change.  As previously announced, premium taxes are now separately disclosed as a component of both revenues and operating expenses on our statement of operations.  Related financial ratios included in this release exclude premium taxes.  Additionally, we have reclassified and reported our Kansas and Missouri health plans, collectively FirstGuard, as discontinued operations.  Unless specifically noted, the discussions below are in the context of continuing operations, and therefore, exclude the FirstGuard operations.

2007 Highlights
	Q4	Full Year
Total Revenues (in millions)	$777.4	$2,919.3
Medicaid/SCHIP HBR	84.0%	83.2%
Diluted EPS (as reported)	$0.07	$0.92
Diluted EPS (excluding restructuring charges)	$0.20	$1.09

Fourth Quarter Summary

-	2007 fourth quarter earnings impacted by the inability to recognize the July 1, 2007 Georgia rate increase until the 2008 first quarter.

-	Quarter-end Medicaid Managed Care membership of 1.1 million.

-	Revenues of $777.4 million, a 25.8% increase over the 2006 fourth quarter.

-	Earnings per diluted share of $0.20 (excluding restructuring charges), compared to $0.21 in the 2006 fourth quarter.

-	Health Benefits Ratio (HBR) for Centene’s Medicaid and SCHIP populations, which reflects medical costs as a percent of premium revenues, of 84.0%.

-	Medicaid Managed Care G&A expense ratio of 11.8% and Specialty Services G&A ratio of 15.4%.

-	Total operating cash flows of $37.5 million.

-	Days in claims payable of 49.1.

Other Events

-	Recognized previously announced restructuring charge totaling $9.4 million pre-tax.

-	Began participating in the state of South Carolina’s conversion to managed care.

Centene Corporation Reports 2007 Fourth Quarter Results February 8, 2008 / Page 2

Michael F. Neidorff, Centene’s Chairman and Chief Executive Officer, stated, “We concluded the fourth quarter of 2007 with solid revenue, membership and earnings results. Additionally, our cash flows were strong, our Medicaid HBR improved to 84.0%, a decrease of 140 basis points from the 2006 fourth quarter, and our G&A was consistent with our expectations.

“In Ohio, our core Medicaid program growth was in line.  Medical costs in the ABD population, not unexpectedly, continue to be challenging as we work to manage the integration of these members into our network.  Over time, we believe that targeted margins are achievable as we reach critical mass and are able to more effectively manage their care.

“In Texas, we experienced growing membership in both SCHIP and the Texas STAR Plus (SSI) program.  We are on track for the launch of the state’s Foster Care program on April 1, 2008.

“As we commence 2008, we will focus on growing our revenue stream to external third party vendors through our specialty company products and PBM.  We are optimistic about the prospects for growth in both new and existing markets in Medicaid managed care and in our specialty businesses.” concluded Neidorff.

The following table depicts membership in Centene’s managed care organizations, by state, at December 31, 2007 and 2006:

	2007	2006
Georgia	287,900	308,800
Indiana	154,600	183,100
New Jersey	57,300	58,900
Ohio	128,700	109,200
South Carolina	31,800	—
Texas	354,400	298,500
Wisconsin	131,900	164,800
Total	1,146,600	1,123,300

The following table depicts membership in Centene’s managed care organizations, by member category, at December 31, 2007 and 2006:

	2007		2006
Medicaid	848,100		887,300
SCHIP	224,400		216,200
SSI	74,100		19,800
Total	1,146,600	(a)	1,123,300	(b)
______________________________
(a)1,111,500 at-risk; 35,100 ASO
(b) 1,112,700 at-risk; 10,600 ASO

Statement of Operations

-
For the 2007 fourth quarter, revenues from continuing operations increased 25.8% to $777.4 million from $617.8 million in the 2006 fourth quarter.  The increase was mainly driven by membership growth in Texas and Ohio, which are the two markets that added SSI products in 2007.  The fourth quarter included an approximate $4.2 million reduction of premium revenue and pre-tax earnings due to a prior period true-up with the State of Indiana.

-
The HBR for Centene’s Medicaid and SCHIP populations, which reflects medical costs as a percent of premium revenues, was 84.0%, an increase from 81.3% in the 2007 third quarter.  The increase resulted from pharmacy and other general seasonality and the previously mentioned premium true-up in Indiana.

Centene Corporation Reports 2007 Fourth Quarter Results February 8, 2008 / Page 3

-
G&A expense as a percent of premium and service revenues for the Medicaid Managed Care segment was 11.8% in the fourth quarter of 2007 compared to 10.4% in the fourth quarter of 2006.  The increase in the Medicaid Managed Care G&A expense ratio for the three months ended December 31, 2007 primarily reflects our previously announced restructuring charge recorded in the fourth quarter.  The pre-tax restructuring charge for asset impairment and severance totaled $9.4 million and increased our G&A ratio by 1.3%.

-	Operating earnings were $0.3 million, including the restructuring charge. Excluding the restructuring charge, operating earnings were $9.7 million compared to $9.8 million in the 2006 fourth quarter.

-	Reported GAAP earnings per diluted share from continuing operations were $0.07, or $0.20 excluding restructuring charges, compared to $0.21 in the 2006 fourth quarter.

-	Net earnings per diluted share (including discontinued operations) were $0.03.

-
For the year ended December 31, 2007, revenues from continuing operations increased 48.8% to $2.9 billion  from $2.0 billion for  the same period in the prior year.  Medicaid Managed Care G&A expenses as a percent of premium and service revenues decreased to 11.1% in the year ended December 31, 2007, compared to 11.4% in the year ended December 31, 2006.  Excluding the $12.4 million of restructuring charges, earnings from operations increased to $66.5 million in the year ended December 31, 2007 from $27.8 million in the year ended December 31, 2006.  Net earnings from continuing operations, excluding the restructuring charges, were $49.0 million or  $1.09 per diluted share in 2007.

Balance Sheet and Cash Flow

At December 31, 2007, the Company had cash and investments of $659.2 million, including $626.2 million held by its regulated entities and $33.0 million held by its unregulated entities.  Medical claims liabilities totaled $335.9 million, representing 49.1 days in claims payable, unchanged from September 30, 2007.  Total debt was $207.4 million and debt to capitalization was 33.3%.

Outlook

The table below depicts the Company’s guidance for the 2008 first quarter and full year.

	Q1 2008		2008
	Low	High	Low	High
Revenue (in millions)[1]	$ 785	$ 795	$ 3,370	$ 3,470
Earnings per diluted share	$ 0.59	$ 0.64	$ 2.04	$ 2.14
_________________________
[1] Revenue net of premium tax

Eric R. Slusser, Centene’s Chief Financial Officer, stated, “This guidance reflects normal seasonality, previously mentioned start-up costs in Texas, South Carolina and Florida of approximately $0.09, and the state of Wisconsin’s decision to carve-out pharmacy benefits from our premium, effective February 1, 2008.  This guidance also includes premium rate increases of 1.5% in Ohio, effective January 1, 6.3% in Indiana, effective January 1, 3.5% in Wisconsin, effective February 1, and a 3.8% rate increase in Georgia retroactive to July 1, 2007.”

Conference Call

As previously announced, the Company will host a conference call Friday, February 8, 2008, at 7:30 A.M. (Eastern Time) to review the financial results for the fourth quarter ended December 31, 2007, and to discuss its business outlook.  Michael F. Neidorff and Eric R. Slusser will host the conference call.  Investors are invited to participate in the conference call by dialing 800-273-1254 in the U.S. and Canada, 706-679-8592 from abroad, or via a live internet broadcast on the Company's website at www.centene.com, under the Investor Relations section.  A replay will be available for on-demand listening shortly after the completion of the call until 11:59 P.M. (Eastern Time) on February 22, 2008 at the aforementioned URL, or by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 from abroad, and entering access code 34562229.

Centene Corporation Reports 2007 Fourth Quarter Results February 8, 2008 / Page 4

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures in this release as the Company believes these figures are helpful in allowing individuals to more accurately assess the ongoing nature of the Company's operations and measure the Company's performance more consistently.

The 2007 non-GAAP information presented above in the “highlights”table, third bullet under "Fourth Quarter Summary"and fourth, fifth and seventh bullet under "Statement of Operations" excludes the second quarter contribution to our charitable foundation with a portion of the proceeds from the sale of FirstGuard Missouri as well as the fourth quarter charges for fixed asset impairment and severance for an organizational realignment, collectively, restructuringcharges.  This exclusion has been made in the non-GAAP financial measures as management believes these 2007 restructuringcharges are not indicative of future company operations.

The Company uses the presented non-GAAP financial measures internally to focus management on period-to-period changes in the Company's core businessoperations.  Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

The following tablesreconcile the Company’s Statement of Operations for the three months and yearended December 31, 2007 on a GAAP basis to a non-GAAP basis.  The 2007 non-GAAP basis excludes the restructuringcharges mentioned above(in thousands, except share data).

	Three Months Ended December 31, 2007
	GAAP	Restructuring Charges	Non-GAAP

Total revenues	$777,439	$—	$777,439
Expenses:
Medical costs	629,437	—	629,437
Cost of services	15,532	—	15,532
General and administrative expenses	110,978	9,392	101,586
Premium tax expense	21,145	—	21,145
Total operating expenses	777,092	9,392	767,700
Earnings (loss) from operations	347	(9,392)	9,739
Investment and other income, net	2,102	—	2,102
Earnings (loss) before income taxes	2,449	(9,392)	11,841
Income tax expense (benefit)	(584)	(3,523)	2,939
Net earnings from continuing operations	3,033	(5,869)	8,902
Discontinued operations, net of income tax	(1,560)	—	(1,560)
Net earnings (loss)	$1,473	$(5,869)	$7,342

Diluted earnings per common share from continuing operations	$0.07		$0.20

Centene Corporation Reports 2007 Fourth Quarter Results February 8, 2008 / Page 5

	Year Ended December 31, 2007
	GAAP	Restructuring Charges [1]	Non-GAAP

Total revenues	$2,919,292	$—	$2,919,292
Expenses:
Medical costs	2,324,486	—	2,324,486
Cost of services	61,454	—	61,454
General and administrative expenses	399,687	12,392	387,295
Premium tax expense	79,572	—	79,572
Total operating expenses	2,865,199	12,392	2,852,807
Earnings (loss) from operations	54,093	(12,392)	66,485
Investment and other income, net	9,543	—	9,543
Earnings (loss) before income taxes	63,636	(12,392)	76,028
Income tax expense (benefit)	22,367	(4,663)	27,030
Net earnings from continuing operations	41,269	(7,729)	48,998
Discontinued operations, net of income tax	32,133	—	32,133
Net earnings (loss)	$73,402	$(7,729)	$81,131

Diluted earnings per common share from continuing operations	$0.92		$1.09
________________________________________________
[1] For the year ended December 31, 2007, restructuring charges include a $3,000 pre-tax contribution of a portion of the FirstGuard sale proceeds to the Company’s charitable foundation.

Premium Tax Presentation

The following table shows the Company’s Medicaid/SCHIP HBR and the Medicaid Managed Care G&A ratio on a net basis as reported as well as on a gross basis for analytical purposes.  On a net basis, the HBR is calculated as Medical costs divided by Premium revenues and the G&A ratio is recorded as G&A expense divided by the sum of Premium revenue and Service revenue.  On a gross basis, the HBR is calculated as Medical costs divided by the sum of Premium revenues and Premium tax and the G&A ratio is recorded as G&A expense plus Premium tax expense, divided by Total revenues.

		Medicaid/SCHIP HBR		Medicaid Managed Care G&A Ratio
	Premium Taxes (in thousands)	Current (Net)	Gross	Current (Net)	Gross
2007
Q1	$17,816	84.5%	82.0%	10.2%	12.7%
Q2	19,874	82.8	80.3	11.4	13.9
Q3	20,737	81.3	78.9	11.0	13.5
Q4	21,145	84.0	81.2	11.8	14.3
Total Year	$79,572	83.2	80.6	11.1	13.6

2006
Q1	$3,250	81.8%	80.9%	12.6%	13.4%
Q2	5,806	84.8	83.5	12.5	13.8
Q3	12,590	84.4	82.2	11.0	13.2
Q4	16,315	85.4	82.9	10.4	12.8
Total Year	$37,961	84.3	82.5	11.4	13.2

Centene Corporation Reports 2007 Fourth Quarter Results February 8, 2008 / Page 6

About Centene Corporation

Centene Corporation is a leading multi-linehealthcare enterprise that provides programs and related services to individuals receiving benefits under Medicaid, including the State Children’s Health Insurance Program (SCHIP) and Supplemental Security Income (SSI). The Company operates health plans in Georgia, Indiana, New Jersey, Ohio, South Carolina, Texasand Wisconsin. In addition, the Company contracts with other healthcare and commercial organizations to provide specialty services including behavioral health, life and healthmanagement, long-term care, managed vision, nurse triage, pharmacy benefits management and treatment compliance. Information regarding Centene is available via the Internet at www.centene.com.

The information provided in this press release contains forward-looking statements that relate to future events and future financial performance of Centene.  Subsequent events and developments may cause the Company's estimates to change.  The Company disclaims any obligation to update this forward-looking financial information in the future.  Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene's or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Actual results may differ from projections or estimates due to a variety of important factors, including Centene's ability to accurately predict and effectively manage health benefits and other operating expenses, competition, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare.  The expiration, cancellation or suspension of Centene's Medicaid Managed Care contracts by state governments would also negatively affect Centene.

[Tables Follow]

Centene Corporation Reports 2007 Fourth Quarter Results February 8, 2008 / Page 7

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents of continuing operations	$268,584	$253,370
Cash and cash equivalents of discontinued operations	—	17,677
Total cash and cash equivalents	268,584	271,047
Premium and related receivables	90,072	74,379
Short-term investments, at fair value (amortized cost $46,392 and $57,031, respectively)	46,269	56,790
Other current assets	41,414	17,279
Current assets of discontinued operations, other than cash	—	32,327
Total current assets	446,339	451,822
Long-term investments, at fair value (amortized cost $314,681 and $117,620, respectively)	317,041	116,052
Restricted deposits, at fair value (amortized cost $27,056 and $24,512, respectively)	27,301	24,355
Property, software and equipment, net	138,139	110,688
Goodwill	141,030	129,881
Other intangible assets, net	13,205	15,555
Other assets	36,067	9,209
Long-term assets of discontinued operations	—	37,418
Total assets	$1,119,122	$894,980
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims liabilities	$335,856	$249,864
Accounts payable and accrued expenses	105,096	63,893
Unearned revenue	44,016	33,816
Current portion of long-term debt and notes payable	971	971
Current liabilities of discontinued operations	861	39,407
Total current liabilities	486,800	387,951
Long-term debt	206,406	174,646
Other liabilities	10,869	5,853
Long-term liabilities of discontinued operations	—	107
Total liabilities	704,075	568,557
Stockholders’ equity:
Common stock, $.001 par value; authorized 100,000,000 shares; issued and outstanding 43,667,837 and 43,369,918 shares, respectively	44	44
Additional paid-in capital	221,693	209,340
Accumulated other comprehensive income:
Unrealized gain (loss) on investments, net of tax	1,571	(1,251)
Retained earnings	191,739	118,290
Total stockholders’ equity	415,047	326,423
Total liabilities and stockholders’ equity	$1,119,122	$894,980

Centene Corporation Reports 2007 Fourth Quarter Results February 8, 2008 / Page 8

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)

	Three Months Ended December 31,		Year EndedDecember 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Revenues:
Premium	$736,895	$581,217	$2,759,018	$1,844,452
Premium tax	21,145	16,315	79,572	37,961
Service	19,399	20,263	80,702	79,581
Total revenues	777,439	617,795	2,919,292	1,961,994
Expenses:
Medical costs	629,437	495,712	2,324,486	1,555,658
Cost of services	15,532	15,396	61,454	60,506
General and administrative expenses	110,978	80,527	399,687	280,067
Premium tax expense	21,145	16,315	79,572	37,961
Total operating expenses	777,092	607,950	2,865,199	1,934,192
Earnings from operations	347	9,845	54,093	27,802
Other income (expense):
Investment and other income	6,212	6,251	25,169	16,416
Interest expense	(4,110)	(3,100)	(15,626)	(10,636)
Earnings before income taxes	2,449	12,996	63,636	33,582
Income tax expense	(584)	3,745	22,367	12,642
Net earnings from continuing operations	3,033	9,251	41,269	20,940
Discontinued operations, net of income tax (benefit) expense of $1,621, $3,904, $(30,899) and $9,335 respectively	(1,560)	4,582	32,133	(64,569)
Net earnings (loss)	$1,473	$13,833	$73,402	$(43,629)

Net earnings (loss) per common share:
Basic:
Continuing operations	$0.07	$0.21	$0.95	$0.49
Discontinued operations	(0.04)	0.11	0.74	(1.50)
Basic earnings (loss) per common share	$0.03	$0.32	$1.69	$(1.01)
Diluted:
Continuing operations	$0.07	$0.21	$0.92	$0.47
Discontinued operations	(0.04)	0.10	0.72	(1.45)
Diluted earnings (loss) per common share	$0.03	$0.31	$1.64	$(0.98)

Weighted average number of common shares outstanding:
Basic	43,574,811	43,263,237	43,539,950	43,160,860
Diluted	44,951,016	44,631,117	44,823,082	44,613,622

Centene Corporation Reports 2007 Fourth Quarter Results February 8, 2008 / Page 9

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2007	2006
	(Unaudited)
Cash flows from operating activities:
Net earnings (loss)	$73,402	$(43,629)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities—
Depreciation and amortization	27,807	20,600
Stock compensation expense	15,781	14,904
Gain on sale of FirstGuard Missouri	(7,472)	—
Impairment loss	7,207	88,268
Deferred income taxes	(10,223)	(6,692)
Changes in assets and liabilities—
Premium and related receivables	1,663	(39,765)
Other current assets	(6,253)	5,352
Other assets	(348)	91
Medical claims liabilities	56,287	108,003
Unearned revenue	10,085	20,035
Accounts payable and accrued expenses	31,234	28,136
Other operating activities	3,070	(271)
Net cash provided by operating activities	202,240	195,032
Cash flows from investing activities:
Purchase of property, software and equipment	(53,937)	(50,318)
Purchase of investments	(606,366)	(319,322)
Sales and maturities of investments	456,738	286,155
Proceeds from asset sales	14,102	—
Investments in acquisitions and equity method investee, net of cash acquired	(36,001)	(66,772)
Net cash used in investing activities	(225,464)	(150,257)
Cash flows from financing activities:
Proceeds from exercise of stock options	5,464	6,953
Proceeds from borrowings	212,000	94,359
Payment of long-term debt and notes payable	(181,981)	(17,355)
Excess tax benefits from stock compensation	—	3,043
Common stock repurchases	(9,541)	(7,833)
Debt issue costs	(5,181)	(253)
Net cash provided by financing activities	20,761	78,914
Net (decrease) increase in cash and cash equivalents	(2,463)	123,689
Cash and cash equivalents, beginning of period	271,047	147,358
Cash and cash equivalents, end of period	$268,584	$271,047

Interest paid	$11,945	$10,680
Income taxes paid	$7,348	$16,418

Supplemental schedule of non-cash investing and financing activities:
Property acquired under capital leases	$1,736	$366

Centene Corporation Reports 2007 Fourth Quarter Results February 8, 2008 / Page 10

CENTENE CORPORATION

CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL DATA

	Q4	Q3	Q2	Q1
	2007	2007	2007	2007
MEMBERSHIP
Medicaid Managed Care:
Georgia	287,900	286,200	281,400	291,300
Indiana	154,600	156,300	161,700	176,700
New Jersey	57,300	58,300	59,100	59,100
Ohio	128,700	127,500	128,200	118,300
South Carolina	31,800	29,300	31,100	—
Texas	354,400	347,000	333,900	318,500
Wisconsin	131,900	132,700	136,100	139,400
TOTAL	1,146,600	1,137,300	1,131,500	1,103,300

Medicaid	848,100	841,600	846,900	839,600
SCHIP	224,400	223,500	216,500	211,200
SSI	74,100	72,200	68,100	52,500
TOTAL	1,146,600	1,137,300	1,131,500	1,103,300

Specialty Services(a):
Arizona	99,900	99,000	95,200	93,600
Kansas	39,000	35,600	37,500	36,600
TOTAL	138,900	134,600	132,700	130,200

(a) Includes behavioral health contracts only.

REVENUE PER MEMBER(b)	$210.34	$201.05	$193.09	$178.55

CLAIMS(b)
Period-end inventory	312,700	265,400	281,000	317,600
Average inventory	288,700	319,900	248,200	228,600
Period-end inventory per member	0.28	0.24	0.26	0.29

(b) Revenue per member and claims information are presented for the Medicaid Managed Care segment.

Centene Corporation Reports 2007 Fourth Quarter Results February 8, 2008 / Page 11

	Q4	Q3	Q2	Q1
	2007	2007	2007	2007

DAYS IN CLAIMS PAYABLE (c)	49.1	49.1	46.2	45.6
(c) Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average claims expense per calendar day for such period.

CASH AND INVESTMENTS (in millions)
Regulated	$626.2	$593.6	$527.9	$491.0
Unregulated	33.0	45.9	65.8	71.8
TOTAL	$659.2	$639.5	$593.7	$562.8

DEBT TO CAPITALIZATION (d)	33.3%	33.1%	34.0%	35.3%
(d) Debt to Capitalization is calculated as follows: total debt divided by (total debt + equity).

HEALTH BENEFITS RATIO BY CATEGORY:
	Three Months EndedDecember 31,		Year EndedDecember 31,
	2007	2006	2007	2006
Medicaid and SCHIP	84.0%	85.4%	83.2%	84.3%
SSI	94.5	92.2	92.0	88.0
Specialty Services	74.9	80.5	78.2	82.6

GENERAL AND ADMINISTRATIVE EXPENSE RATIO BY BUSINESS SEGMENT:
	Three Months EndedDecember 31,		Year EndedDecember 31,
	2007	2006	2007	2006
Medicaid Managed Care	11.8%	10.4%	11.1%	11.4%
Specialty Services	15.4	14.5	15.4	17.1

MEDICAL CLAIMS LIABILITIES (In thousands)

   Four rolling quarters of the changes in medical claims liabilities are summarized as follows:

Balance, December 31, 2006	$249,864
Incurred related to:
Current period	2,340,716
Prior period	(16,230)
Total incurred	2,324,486
Paid related to:
Current period	2,009,881
Prior period	228,613
Total paid	2,238,494
Balance, December 31, 2007	$335,856

Centene’s claims reserving process utilizes a consistent actuarial methodology to estimate Centene’s ultimate liability.  Any reduction in the “Incurred related to:  Prior period” claims may be offset as Centene actuarially determines “Incurred related to: Current period.”  As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs.  Centene believes it has consistently applied its claims reserving methodology in each of the periods presented.